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                                                                    EXHIBIT 23.4

                          CONSENT OF FINANCIAL ADVISOR




We consent to the use in this Registration Statement of BancTrust Financial Group, Inc. on Form S-4 of our opinion given to the Board of Directors of CommerceSouth, Inc. included in the joint proxy statement and prospectus within the Registration Statement as an appendix and to the reference to our firm and summarization of our opinion in the joint proxy statement and prospectus under the caption "The Merger Transaction -Fairness Opinion of CommerceSouth's Financial Advisor."


 /s/ T. Stephen Johnson & Associates, Inc.


August 25, 2003